UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 12, 2008

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 12, 2008, PMA Capital Corporation (the “Registrant”) issued a news release reporting expected results of its operations for the fourth quarter and year ended December 31, 2007.  Because of the expected divestiture of its Run-off Operations, the Company determined that these operations should be reflected as discontinued operations.  As such, the Company expects its fourth quarter results will include an after-tax charge of $40.0 million, or $1.26 per share, as the book value of its Run-off Operations was greater than the net proceeds it expects to receive in a sale.  A copy of the news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01.  Other Events.

As the Registrant announced on November 19, 2007, it has engaged Keefe, Bruyette & Woods, Inc. to assist in its evaluation of strategic options with respect to its run-off operations at PMA Capital Insurance Company.  In its February 12, 2008 news release, the Company announced that it has entered into a non-binding letter of intent with a third party and expects to execute a definitive sales agreement in the first quarter of 2008; the transfer of ownership will be subject to regulatory approval.  A copy of the news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1   PMA Capital Corporation News Release, dated February 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PMA Capital Corporation

February 12, 2008	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	PMA Capital Corporation News Release, dated February 12, 2008